EXHIBIT 99.1

Q2Power Technologies Up-Lists to OTCQB;

Listed in Mergent Industrial Manual

LANCASTER, OH, January 12, 2016, Q2Power Technologies, Inc. (OTCQB: QPWR) announced that it has been approved and up-listed to the OTCQB effective as of today.  Also, the Company has been published in the January 12 edition of the Mergent Industrial Manual, which provides blue sky securities exemptions for secondary trading in over 40 states.

Q2Power’s technology provides a new, cost-effective solution to dispose of waste by converting it to electricity and useful heat. Because of its containerized, modular design, the system can be deployed with minimal time and expense at thousands of small-scale facilities that must dispose of waste such as used fuels, methane and biogas, at increasingly greater costs. Q2Power installed its first system this summer at an Ohio wastewater treatment plant and is on track to deploy commercial units to meet customer demand early in 2016.

For more information about Q2Power, please visit: www.q2p.com

Legal Notice Regarding Forward-Looking Statements: This news release contains "Forward-looking Statements". These statements relate to future events or our future financial performance. These statements are only predictions and may differ materially from actual future results or events. We disclaim any intention or obligation to revise any forward-looking statements whether as a result of new information, future developments or otherwise. There are important risk factors that could cause actual results to differ from those contained in forward-looking statements, including, but not limited to our ability to fully commercialize our technology, risks associated with changes in general economic and business conditions, actions of our competitors, the extent to which we are able to develop new products and markets, the time and expense involved in such development activities, the ability to secure additional financing, the level of demand and market acceptance of our products, and changes in our business strategies.

Contact:

Arthur Douglas and Associates

Art Batson

407-478-1120